EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 9, 1997, accompanying the financial statements of Milliwave Limited Partnership included in the Form 8-K filed on June 10, 1997, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in the Registration Statement.

GRANT THORNTON LLP

/s/ Grant Thornton LLP
--------------------------
New York, New York
March 4, 1998


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